                            FAMILY SECURITY AGREEMENT


     THIS AGREEMENT made and entered into on this 26 day of August, 1993 by and between TOOTSIE ROLL INDUSTRIES, INC. (hereinafter called "Company"), and James
M. Hunt (hereinafter called "Employee").

                              W I T N E S S E T H :
     WHEREAS, the Employee has rendered valuable services to the Company for 15 years;
     WHEREAS, the Company desires to have the benefit of the Employee's continued loyalty, service and counsel and also to assist the Employee in providing for the contingency of his death;
     WHEREAS, the Company wishes to offer an inducement to the Employee to continue his relationship with the Company; and
     WHEREAS, the Company is willing to pay a death benefit to a designated beneficiary of the Employee as provided herein.
     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, it is mutually agreed by the parties as follows:

                                       I.
                                    BENEFITS
     1.01 If the Employee dies while in the employ of the Company, the Company shall pay to the Employee's designated beneficiary a total death benefit of $600,000 payable within (90) days after the death of the Employee.
     1.02 Notwithstanding anything in this Agreement to the contrary, nothing herein shall require the Company to purchase any insurance to secure its obligation under this Agreement. If the Company should purchase such insurance, it shall not be required to exercise any option, election or right under such insurance contract; or if the Company wishes to exercise any option, election or right under such insurance, it shall not be required to so exercise any such option, election or right in any particular manner. Employee hereby agrees and confirms that the Company has an insurance interest in the Employee and he agrees to execute such documents and to take such action as may be reasonably required to enable the Company to purchase and maintain life insurance policies on the life of the Employee.
                                       II.
                                   BENEFICIARY
     2.01 Beneficiary shall mean a beneficiary or beneficiaries designated by the Employee in writing duly signed by the Employee and delivered to the Company. No other manner of designating a beneficiary shall be recognized by Company. The Employee reserves the right to change such beneficiary designations from time to time. If more than one designated beneficiary survives the Employee, payment shall be made as provided in the last dated beneficiary designation received by the Company. Unless clearly stated to the contrary in the beneficiary designation, the primary beneficiary shall receive 100% of the benefits. Nothing herein shall prevent Employee from designating secondary beneficiaries. Should no beneficiary be designated, or should all designated beneficiaries predecease the Employee, the benefits payable hereunder shall be paid to the Employee's estate.
                                      III.
                      SERVICES SUBJECT TO MUTUAL AGREEMENT
     3.01 Employee will continue to furnish services to the Company on the basis of an independent understanding or a contractual agreement. Any changes in the Employee's compensation shall not be deemed a violation or waiver of any of the provisions of this Agreement. Nothing contained in this Agreement shall be deemed to constitute a contract for services between the Employee and the Company, and nothing contained herein shall be deemed to give the Employee any right to continue furnishing services to the Company, or the Company the right to so demand such services.
                                       IV.
                           PROHIBITION AGAINST FUNDING
     4.01 Should the Company elect to acquire an insurance contract as described in Article II hereof in connection with the liabilities assumed by it hereunder, it is expressly understood and agreed that the Employee shall not have any right with respect to, or claim against, such contract. Such contract shall be and remain a general, unpledged, unrestricted asset of Company subject to the claims of it creditors. Such contract shall not be held under any trust for the benefit of the Employee. In the event such purchase is made by the Company, the Employee shall have no right of ownership or any other right or benefit with respect to such contract. The beneficiary or beneficiaries under this Agreement shall be required to look solely to the provisions of this Agreement and the Company itself for enforcement of any and all benefits under this Agreement. Company shall be the owner and beneficiary of any insurance contract acquired by it in connection with this Agreement.
                                       V.
                                  MISCELLANEOUS
     5.01 This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns.
     5.02 There shall be no change or modification of this Agreement unless reduced to writing and signed by the parties hereto.
     5.03 This is the entire understanding of the parties regarding the subject matter of this Agreement and all other understandings regarding such subject matter, oral or written, prior or contemporaneous, are merged herein.
                                       VI.
                                  CHOICE OF LAW
     6.01 This Agreement shall be construed under the laws of the State of Illinois governing contracts wholly executed and performed therein.
     IN WITNESS WHEREOF, the Company and the Employee have caused this Agreement to be duly executed, effective as of the day and year first above written.

ATTEST:                            TOOTSIE ROLL INDUSTRIES, INC.

By: M. Buddemeier                  By: Ellen R. Gordon
Title: Director-Human Resources    Title:  President



                                   EMPLOYEE


                                        James M. Hunt